BYLAWS OF

SCREAMPOINT HOLDINGS, INC.

ARTICLE I OFFICES

Section 1.1 Registered Office. The registered office of Screampoint Holdings, Inc., a

Delaware corporation (the "Corporation"), in the State of Delaware shall be located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the Corporation's registered agent at such address shall be Corporation Service Company.

Section 1.2     Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II STOCKHOLDERS

Section 2.1Annual Meetings. An annual meeting of stockholders shall be held each year for the election of directors on the third Monday in May of each year or, if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day that is not a legal holiday, at such time and place either within or outside of the State of Delaware as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

Section 2.2     Special Meetings. Special meetings of stockholders may be called at any time by resolution of the Board of Directors, the Chairman, if any, or the President and shall be called by the Chairman, if any, the President or the Secretary upon receipt of a written request stating the purpose or purposes of the meeting, from stockholders who hold a majority of the outstanding shares of each class of capital stock entitled to vote at the meeting. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as shall be designated by the person or persons calling such meeting at least ten days prior to such meeting.

Section 2.3     Notice of Meeting.     Unless otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of

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the Corporation.

Section 2.4     Adjournments.   Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.   If the adjournment is for more than thirty (30) days, or if after the adjournment a  new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5     Quorum.     Unless otherwise provided by law or the certificate of incorporation, at each meeting of stockholders, the presence in person or representation by proxy of the holders of a majority of the outstanding shares entitled to vote at the meeting shall constitute a quorum for the transaction of business; provided, that where a separate vote by a class or classes of shares is required by law, the certificate of incorporation or these by-laws, a majority of the outstanding shares of each such class, present in person or by proxy, shall constitute a quorum entitled to take action with respect to such vote.   For purposes of the foregoing, two (2) or more classes or series of capital stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present and represented may adjourn the meeting from time to time by vote of the holders of a majority of the shares of capital stock of the Corporation so present and represented until a quorum shall attend, and the provisions of Section 2.4 of these bylaws shall apply to each such adjournment. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6     Organization.   Meetings of stockholders shall be presided over by the Chairman, if any, or in his or her absence by the Vice Chairman, if any, or in his or her absence by the President, or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7     Voting; Proxies.     Unless otherwise provided by the   certificate of incorporation, or these by-laws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him or her which has voting power on the subject matter submitted to a vote at the meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support

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an irrevocable   power.    A stockholder   may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary before the proxy is voted.   Unless otherwise required by law, voting of stockholders for the election of directors need not be by written ballot. Voting of stockholders for all other matters need not be by written ballot unless so determined at a stockholders meeting by the vote of a majority of the outstanding shares of each class of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter submitted to  a vote at the meeting.   Unless otherwise provided by law or the certificate of incorporation, the vote of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter submitted to a vote at the meeting shall be the act of the stockholders.

Section 2.8      Fixing Date for Determination of Stockholders of Record.   In order that the CorporatiSn may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, more than ten (10) days after the date upon which the resolution fixing the record date with respect to the taking of corporate action by written consent without a meeting is adopted by the Board of Directors or more than sixty (60) days prior to any other action.   If no record date is fixed:   (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.9      List of Stockholders Entitled to Vote.   The Secretary  shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.   Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be

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produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.10    Consent of Stockholders in Lieu of Meeting.   Unless otherwise  provided by the certificate of incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

An electronic transmission (as defined in Section 8.3) consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or. proxy holder, shall be deemed to be written, signed and dated for purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission.

In the event that the Board shall have instructed the officers of the Corporation to solicit the vote or written consent of the stockholders of the Corporation, an electronic transmission of a stockholder written consent given pursuant to such solicitation may be delivered to the Secretary or the President of the Corporation or to a person designated by the Secretary or the President. The Secretary or the President of the Corporation or a designee of the Secretary or the President shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the applicable law, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given.

ARTICLE III BOARD OF DIRECTORS

Section 3.1 Powers; Number; Qualifications. Unless otherwise provided by law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the directi.on of the Board of Directors.   The number of directors that shall constitute the

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whole Board of Directors shall be determined from time to time by the Board of Directors; provided, that such number of Directors shall not be more than nine (9). The number of directors shall be fixed or changed from time to time by the affirmative vote of a majority of the then elected directors. Unless otherwise provided by the certificate of incorporation, directors need not be stockholders.

Section 3.2     Election; Term of Office; Resignation; Removal; Vacancies.     Each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation directed to the Board of Directors or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be 1;1ecessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of a majority of shares of capital stock then entitled to vote at an election of directors. Whenever the holders of shares of any class or series of capital stock are entitled to elect one or more directors by the provisions of the certificate  of incorporation, the provisions of the preceding sentence shall apply, with respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series of capital stock and not to the vote of the holders of the outstanding shares of capital stock as a whole.    Unless otherwise provided by the certificate of incorporation or by these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or any other cause may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the vote of the sole remaining director. Whenever the holders of shares of any class or classes of capital stock or series thereof are entitled to elect one or more directors  by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series thereof may be filled by the vote of a majority of the directors elected by such class or classes or series thereof then in office, or by the vote of the sole remaining director so elected.

Section 3.3     Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places either within or without the State of Delaware as the Board of Directors shall from time to time determine.                                                      ·

Section 3.4      Special Meetings.   Special meetings of the Board of Directors may be called at any time by the Chairman, if any, the Vice Chairman, if any, the President or by any member of the Board of Directors. Each special meeting shall be held at such date, time and place, either within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting.

Section 3.5     Notice of Meetings.   Written notice of each meeting of the Board of Directors shall be given which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least twenty-four (24) hours in advance of the meeting to each director. Notice may be given by letter, telegram, telex or facsimile and shall be deemed to have been given when deposited in the United States mail, delivered to the telegraph company or transmitted by telex or facsimile, as the case may be.

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Section 3.6     Telephonic Meetings Permitted.   Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of such committee, by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 3.7     Quorum; Vote Required for Action. Unless otherwise required by law, at each meeting of the Board of Directors, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The voe of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the certificate of incorporation. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may by majority vote adjourn the meeting without notice other than announcement at the meeting, until a quorum shall attend.

Section 3.8     Organization. Meetings of the Board of Directors shall be presided over by the Chairman, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9     Action in Lieu of a Meeting. Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or anycommittee thereof may be taken without a meeting, if.the members ofthe Board of Directors or of such committee thereof, as the case may be, unanimously consent thereto in writing, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10   Compensation of Directors. Unless otherwise provided by the certificate of incorporation, no director shall receive any compensation unless authorized by resolution of the holders of a majority of all shares of capital stock then outstanding.

ARTICLE IV COMMITTEES

Section 4.1 Committees.   The Board of Directors may, by resolution approved by a

majority ofthe Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or

more directors as alternate members  of any committee, who may replace any absent or disqualified member of   such committee at any meeting thereof.     In the absence   or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of

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any such absent or disqualified member.

Section 4.2      Committee Minutes.   Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 4.3      Power of Committees.     Any committee   designated   by the Board of Directors, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to take any action which by law may only be taken by the Board of Directors or to take any action with reference to: (a) amending the certificate of incorporation   (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designation and any of the preferences   or   rights   of such shares   relating   to   dividends,   redemption,   dissolution,   any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes  or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) adopting an agreement of merger or consolidation,   (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (d) recommending to the stockholders a dissolution   of the Corporation or a revocation of dissolution, (e) removing or indemnifying directors or (f) amending these bylaws; and, unless a resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Section 4.4      Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a resolution by the Board of Directors or a provision in the rules of such committee to the contrary, the presence of a majority of the total number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

Section 4.5      Subcommittees.       Unless   otherwise   provided    in   the   certificate   of incorporation,   these bylaws or the resolutions   of the Board designating   the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority ofthe committee.

ARTICLEV OFFICERS

Section 5.1     Officers; Elections.   As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect  from its membership or outside

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thereof a Chief Executive Officer, a President and a Secretary. The Board of Directors, from time to time, also may elect from its membership a Chairman of the Board of Directors (herein called "Chairman"), and from its membership or outside thereof a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers and such other officers or agents of the Corporation as it may determine.   Unless otherwise provided by the certificate of incorporation, any number of offices may be held by the same person.

Section 5.2     Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided by the Board of Directors when electing any officer, each officer shall hold office from the time of his ·election and qualification to the time at which his successor is elected and qualified, unless sooner he shall die, resign or shall be removed. Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors and the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer or agent with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.3     Powers and Duties.   The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these bylaws or in a resolution of the Board of Directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 5.4     Chairman of the Board. The Chairman of the Board, if any, shall supervise and direct the Chief Executive Officer and the President, subject to the control of the Board of Directors. He shall preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.5     Chief Executive Officer. The Chief Executive Officer, if any, shall be the principal  executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise the business and affairs of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors.   He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be

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expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.6 President. The President shall be the principal operating officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise the business operations of the Corporation. He shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, . mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.7     Vice President.   In the absence of the Chief Executive Officer and the President or in the event of the failure or refusal to act of the Chief Executive Officer and the President, the Vice President, if any, (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer and the President. The Vice President or Vice Presidents, in general, shall perform such other duties as are incident to the office of Vice President, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors, the Chief Executive Officer or the President.   The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.

Section 5.8      Secretary and Assistant Secretary.   The Secretary shall:    (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and if there is a seal of the Corporation, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (f) sign with the Chief Executive Officer, the President, a Vice-President or the Chairman of the Board, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. Any Assistant Secretary shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary

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and shall perform such other duties and have such other powers as the Board of Directors, from time to time, may prescribe.

Section 5.9     Treasurer. The Treasurer, if any, shall:   (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; (c) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors; and (d) sign with the Chief Executive Officer, the President, a Vice-President or the Chairman of the Board certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.   Any Assistant Treasurer shall, in the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, from time to time, may prescribe.

Section 5.10    Other Officers; Security.   The other officers, if any, of the Corporation shall have such duties and powers as generally pertain to their respective offices and such other duties and powers as the Board of Directors shall from time to time delegate to each such officer. The Board of Directors may require any officer, agent or employee to give security, by bond or otherwise, for the faithful performance of his duties.

Section 5.11   Compensation of Officers.   The compensation of each officer shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a director.

ARTICLE VI STOCK

Section 6.1Certificates. Every holder of one or more shares of capital stock of the

Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice  Chairman, if any, or  the President or a Vice  President, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, if any, certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be provided by facsimile or other means of electronic delivery. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.2      Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such

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preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided that, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or the applicable law or with respect to this Section 6.2 a statement that the Corporation will furnish without charge to each   stockholder who   so requests the powers,   designations, preferences   and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 6.3     Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.4     Dividends.    The Board, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the Corporation's capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the certificate of incorporation. The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 6.5      Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited under the applicable law.

Section 6.6 Registered Stockholders. The Corporation:

1. shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

11. shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

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111.shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.1Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigation (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an  "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all reasonable expenses, liabilities and losses (including, without limitation, reasonable attorneys' fees, judgments, fines and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 below with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this ARTICLE VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE VII or otherwise.

Section 7.2     Right of Indemnitee to Bring Suit. If a claim under Section 7.1 above is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or

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in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VII or otherwise shall be on the Corporation.

Section 7.3     Non-Exclusivity  of Rights under this ARTICLE VII.     The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.4      Limitation on Indemnification. Subject to the requirements in Section 7.1 and under the applicable law, the Corporation shall not be obligated to indemnify any person pursuant to this Article VII in connection with any Proceeding (or any part of any Proceeding):

i. for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

11.for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

111.for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the

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Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

1v.initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under   applicable law,   (c) otherwise required to   be   made   under   Section 7.5 or (d) othelivise required by applicable law; or if prohibited by applicable law.

Section 7.5     Determination; Claim. If a claim for indemnification or advancement of expenses under this ARTICLE VII is not paid in full within 180 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this ARTICLE VII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 7.6     Insurance. The Corporation may purchase and maintain insurance on its own behalf or on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 7.7     Indemnification of Employees and Agents. The Corporation may, to the extent authorized at any time from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.8     Certain Definitions. For the purposes of this ARTICLE VII, the following definitions shall apply:

(1)      The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

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(2)       The term "expenses"   shall be broadly construed   and shall include, without limitation,   court costs, attorneys'   fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

ARTICLE VIII MISCELLANEOUS

Section 8.1      Fiscal Year.   The fiscal year of the Corporation shall be the period of twelve calendar months ending on the last day of March of each year, unless otherwise determined by the Board of Directors.

Section 8.2      Seal.   The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 8.3 Notice by Electronic Transmission.

. Without limiting the manner by which notice otherwise may be given effectively to stockholders, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under  any provision of the applicable law, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission  consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(1)       the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(2) such inability becomes known to the Secretary or an Assistant Secretary of the

Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(1)       if by facsimile telecommunication,   when directed to a number at which the stockholder has consented to receive notice;

(2)       if by electronic mail, when directed to an electronic· mail address at which the stockholder has consented to receive notice;

(3)       if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

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(4) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.4      Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is requird to be given by law, the certificate of incorporation or these bylaws,

a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.   Unless otherwise provided by the certificate of incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 8.5     Interested Directors; Officers; Quorum.    No contract or transaction between the Corporation and one or more of its directors or officers, between the Corporation and any other corporation, partnership, association or other organization in which one or more of

. its directors or officers are directors or officers, or have a financial interest, or between the

Corporation and any relative of any of its directors or officers, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.   Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.6     Books and Records. The books and records of the Corporation may be kept at such place or places as may be designated from time to time by the Board of Directors. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch

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cards, magnetic tape, electronic files, photographs, microphotographs or any other information storage device provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.7     Amendment of Bylaws. These bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors, or by the stockholders who hold a majority of the outstanding shares of capital stock entitled to vote.

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